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                                                                    EXHIBIT 15.1


                      [PricewaterhouseCoopers Letterhead]


                              [CHINESE CHARACTERS]

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                                                   [CHINESE CHARACTERS]
                                                   11th Floor
                                                   PricewaterhouseCoopers Center
                                                   202 Hu Bin Road
                                                   Shanghai 200021, P.R.C.
                                                   Telephone +86 (21) 6123 8888
                                                   Facsimile +86 (21) 6123 8800
                                                   www.pwccn.com






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-114752 and 333-124893) of Linktone Ltd. of our report dated April 11, 2006 relating to the consolidated financial statements, which appears in this Form 20-F.






PRICEWATERHOUSECOOPERS ZHONG TIAN CPAS LIMITED COMPANY

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Shanghai, China

June 26, 2006